Exhibit 99.1

ANIXTER INTERNATIONAL INC. ANNOUNCES THE ACQUISITION OF THE POWER SOLUTIONS SEGMENT OF HD SUPPLY

•	Transforms Anixter into a leading North American electrical distribution platform

•	Significantly expands electrical and utility product portfolio and customer relationships

•	Expected to be accretive to EPS in the first year post-closing

GLENVIEW, IL (Business Wire) July 15, 2015– Anixter International Inc. (NYSE: AXE) today announced that it has entered into a definitive agreement to acquire the Power Solutions segment of HD Supply for $825 million, subject to customary post-closing working capital and other adjustments. The acquisition, which is the largest in Anixter’s history, is expected to be accretive to earnings in the first full year of operation, exclusive of transaction, one-time integration expenses and incremental amortization of intangible assets. The acquisition is expected to result in future tax benefits from acquired U.S. intangible assets with a net present value estimated to be approximately $70 million.

Headquartered in Atlanta, Power Solutions distributes over 200,000 utility, electrical and industrial MRO products to approximately 13,000 customers including investor-owned utilities, public power utilities, electrical contractors and industrial businesses. Operating from a broad geographic footprint of approximately 130 branches in 30 U.S. states and 4 Canadian provinces, Power Solutions reported fiscal 2014 revenue of $1.9 billion and adjusted EBITDA of $79 million.

“Power Solutions is a compelling strategic acquisition for Anixter. Consistent with our message that we are sharpening our focus, this transaction will significantly enhance our competitive position in the electrical wire and cable business and further strengthen our customer and supplier value proposition. In addition to transforming our existing utility business into a leading North American distributor to the utility sector, this acquisition will enable us to provide a full line electrical solution to our existing customers and will provide us with broader access to the mid-size electrical construction market,” said Bob Eck, President and Chief Executive Officer of Anixter. “Like Anixter, Power Solutions has built their business on providing complex supply chain services and value added distribution to their customers. We look forward to the talented Power Solutions team joining the Anixter family when the transaction closes. Together, we will offer broader solutions to our respective customers and substantial long-term growth and value creation for all Anixter stakeholders.”

John Tisera, President of Power Solutions, stated, “We are excited to have access to Anixter’s broad portfolio of products, services and technical expertise which will allow us to further expand our customer offerings. The strategic rationale of this combination is strengthened by our shared culture of partnering with both our customers and world-class suppliers to bring value to their businesses.”

“This acquisition combined with the September 2014 acquisition of Tri-Ed and the June 2015 sale of our OEM – Supply Fasteners segment completes a transformation of our global platform and results in a portfolio that is well-positioned for substantial and sustainable long term growth,” said Ted Dosch, Executive Vice President and Chief Financial Officer. “With our attention now focused on the successful integration of these businesses and maximizing their synergistic value, we expect to generate significant free cash flow to support our balanced capital allocation strategy, including a return to our long term target of 45-50 percent debt-to-total capital ratio within the short to medium term.”

Subject to regulatory approval and certain customary closing conditions, this transaction is expected to close near the end of the third quarter of 2015 and will be financed using available cash and additional borrowings. We expect to have full commitment on financing in place prior to closing. The majority of transaction and integration costs will be incurred in fiscal years 2015 and 2016. Additional financial details will be provided in our second quarter 2015 earnings release on July 28, 2015.

Greenhill & Co., LLC served as financial advisor, Skadden, Arps, Meagher & Flom LLP served as legal counsel, and KPMG LLP served as accounting advisor to Anixter on the transaction.

Conference Call

We will host a conference call Thursday, July 16 at 8:30 a.m. CT (9:30 a.m. ET) to discuss the acquisition. The dial in number is 800-768-6570, passcode 816 7628; and the live audio webcast can be accessed at Anixter.com/investor.

About Anixter

Anixter International is a leading global distributor of enterprise cabling & security solutions and electrical and electronic wire & cable. The company adds value to the distribution process by providing its customers access to 1) innovative inventory management programs 2) approximately 400,000 products and $800 million in inventory 3) approximately 220 warehouses/branch locations with 5.5 million square feet of space and 4) locations in over 250 cities in more than 50 countries. Founded in 1957 and headquartered near Chicago, Anixter trades on the New York Stock Exchange under the symbol AXE.

About HD Supply

HD Supply (www.hdsupply.com) is one of the largest industrial distributors in North America. The company provides a broad range of products and value-add services to approximately 500,000 customers with leadership positions in maintenance, repair and operations, infrastructure and power and specialty construction sectors. Through approximately 650 locations across 48 states and seven Canadian provinces, the company’s approximately 15,000 associates provide localized, customer-driven services including jobsite delivery, will call or direct-ship options, diversified logistics and innovative solutions that contribute to its customers’ success.

Safe Harbor Statement

Statements in this press release regarding the proposed transaction, the expected timetable for completing the transaction, and any other statements about our managements’ future expectations, beliefs, goals, plans or prospects constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact should also be considered to be forward looking statements. There are a number of important factors that could cause actual events to differ materially from those indicated by such forward looking statements, including: the ability to consummate the transaction; the risk that regulatory approvals required for the contemplated transaction are not obtained or are obtained subject to conditions that are not anticipated; the risk that the financing required to fund the transaction is not obtained; the risk that the other conditions to the closing of the transaction are not satisfied; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; uncertainties as to the timing of the closing; any changes in general economic and/or industry specific conditions; and the other factors described in our Annual Report on Form 10-K for the year ended January 2, 2015 and our most recent Quarterly Reports on Form 10-Q each filed with the Securities and Exchange Commission. We expressly disclaim any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this press release.

Non-GAAP Financial Measures

This release includes certain financial measures computed using non-GAAP components as defined by the SEC. Non-GAAP financial measures provide insight into selected financial information and should be evaluated in the context in which they are presented. These non-GAAP financial measures have limitations as analytical tools, and should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP. Non-GAAP financial measures may not be comparable to similarly titled amounts reported by other companies. Management does not use these non-GAAP financial measures for any purpose other than the reasons stated above.

EBITDA is defined as net income from continuing operations before interest, income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA before foreign exchange and other non-operating expense and non-cash stock-based compensation, excluding the other special items from reported financial results, as defined above. Adjusted EBITDA is presented because we believe it is a useful indicator of our performance and our ability to meet debt service requirements. It is not, however, intended as an alternative measure of operating results or cash flow from operations as determined in accordance with generally accepted accounting principles.

Anixter Contacts

For Investors:

Ted Dosch	Lisa Micou Meers, CFA
EVP - Finance and CFO	Vice President – Investor Relations
224.521.4281	224.521.8895

For Media:

Dawn Marks

Vice President – Communications

224.521.8484